                                                                    EXHIBIT 6(c)

                        SCHEDULE 1 - FINANCIAL STATEMENTS

S.I.Q. (SERVICES INTERNET QUEBEC) INC.
INCOME STATEMENT
PERIOD 01 JUNE 1999 TO 30 JUNE 1999

Revenues                            24,958
Expenses                             6,710
Net Income                          18,248

BALANCE SHEET
30 JUIN 1999

ASSETS

Bank Overdraft                        (615)
Accounts Receivable                 69,383
Office Equipment                     5,278
Computer Equipment                  74,215
                                   148,261

LIABILITIES

Accounts Payable                    62,114
Equity                              86,147

                                   148,261